EXHIBIT 99.4

DAVITA INC.

OFFER TO EXCHANGE

6 5/8% SENIOR NOTES DUE 2013

Which Have Been Registered Under the Securities Act of 1933,

for Any and All of the Outstanding 6 5/8% Senior Notes Due 2013

and

7 1/4% SENIOR SUBORDINATED NOTES DUE 2015

Which Have Been Registered Under the Securities Act of 1933,

for Any and All of the Outstanding 7 1/4% Senior Subordinated Notes Due 2015

Pursuant to, and subject to the terms and conditions described in, the Prospectus dated •, 2005

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON •, 2005, UNLESS EARLIER TERMINATED OR EXTENDED

BY DAVITA INC.

•, 2005

To Our Clients:

DaVita Inc. (“DaVita”) is offering to exchange a 6 5/8% Senior Note Due 2013 which has been registered under the Securities Act of 1933, as amended (each, a “new 6 5/8% note”) for each validly tendered and accepted 6 5/8% Senior Note Due 2013 (each, a “restricted 6 5/8% note”), and a 7 1/4% Senior Subordinated Note Due 2015 which has been registered under the Securities Act of 1933 (each, a “new 7 1/4% note”, and collectively with the new 6 5/8% notes, the “notes”) for each validly tendered and accepted 7 1/4% Senior Subordinated Note Due 2015 (each, a “restricted 7 1/4% note”, and collectively with the restricted 6 5/8% notes, the “restricted notes”).

Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus (as defined below).

The exchange offer is made on the terms and are subject to the conditions set forth in DaVita Inc.’s prospectus dated •, 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal.

The enclosed Prospectus is being forwarded to you as the beneficial owner of restricted notes held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender restricted notes held by us for your account. A tender of such restricted notes may be made only by us as the registered holder and only pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender and deliver the restricted notes held by us for your account. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears below.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to DaVita Inc.’s exchange offer with respect to the restricted notes.

This will instruct you to tender the specified principal amount of the restricted notes indicated below held by you for the account of the undersigned pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The aggregate principal amount of the restricted 6 5/8% notes held by you for the account of the undersigned is (fill in amount): $                    .

The aggregate principal amount of the restricted 7 1/4% notes held by you for the account of the undersigned is (fill in amount): $                    .

The undersigned hereby instructs you (check appropriate box):

☐    TO TENDER restricted 6 5/8% notes held by you for the account of the undersigned in the aggregate principal amount (fill in amount, if any): $                    .

☐    NOT TO TENDER any restricted 6 5/8% held by you for the account of the undersigned.

The undersigned hereby instructs you (check appropriate box):

☐    TO TENDER restricted 7 1/4% notes held by you for the account of the undersigned in the aggregate principal amount (fill in amount, if any): $                    .

☐    NOT TO TENDER any restricted 7 1/4% held by you for the account of the undersigned.

If the undersigned instructs you to tender restricted notes held by you for the account of the undersigned, it is understood that you are authorized:

(a)    to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) any notes to be received by the undersigned will be acquired in the ordinary course of the business of the undersigned; (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) of the notes; (iii) the undersigned is not an affiliate (within the meaning of Rule 405 under the Securities Act) of DaVita or any of the guarantors of the notes; (iv) the undersigned is not engaged in, and does not intend to engage in, the distribution (within the meaning of the Securities Act) of the notes; (v) if the undersigned is a broker-dealer, the undersigned will receive the notes in exchange for restricted notes that were acquired for its own account as a result of market-making activities or other trading activities; (vi) if the undersigned is a broker-dealer, the undersigned did not purchase the restricted notes being tendered in the exchange offer directly from DaVita for resale pursuant to Rule 144A or Regulation S under the Securities Act or any other available exemption from registration under the Securities Act; (vii) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations; and (viii) if the undersigned is a broker-dealer, the undersigned acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of notes received pursuant to the exchange offer in exchange for any restricted notes acquired for its own account as a result of market-making activities or other trading activities; however, by so acknowledging and delivering a prospectus in connection with the exchange of restricted notes, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

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Signature(s)

Please Print Name(s)

Address

Zip code

Area Code and Telephone No.

Tax Identification or Social Security No.

My Account Number with You

Date

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